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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2005


                               Eagle Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


       Maryland                            0-25923                  52-2061461
(State or other jurisdiction       (Commission file number)        (IRS Employer
   of incorporation)                                                  Number)


                 7815 Woodmont Avenue, Bethesda, Maryland 20814
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 301.986.1800

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into a Material Definitive Agreement
Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 7.01  Regulation FD Disclosure

         On January 10, 2005, James H. Langmead was appointed as Executive Vice President and Chief Financial Officer of EagleBank (the "Bank"), the primary subsidiary of Eagle Bancorp, Inc. Wilmer L. Tinley, will continue to serve as Chief Financial Officer of Eagle Bancorp, Inc.

         Mr. Langmead and EagleBank have entered into an employment agreement, effective as of January 3, 2005, pursuant to which Mr. Langmead will serve as Chief Financial Officer of the Bank. Under the employment agreement, which expires December 31, 2006, Mr. Langmead is entitled to an annual base salary of $178,000, $600,000 of Bank paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. In connection with the execution of his employment agreement, Mr. Langmead was granted options to purchase 5,000 shares, vesting in two installments, at a price of $20.57 per share. If Mr. Langmead's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), he would be entitled to receive continued payment of base salary through the end of the term of his agreement, subject to his compliance with certain confidentiality and noninterference provisions of the employment agreement. In the event of termination of Mr. Langmead's employment, or reduction in his compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Mr. Langmead would be entitled to receive a lump sum payment equal to 2.99 times his base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment."


                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EAGLE BANCORP, INC.



                                   By:  /s/ Ronald D. Paul
                                      -----------------------------------------
                                      Ronald D. Paul, President, Chief Executive
                                      Officer

Dated: January 21, 2005